UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 24, 2021
Date of Report (Date of earliest event reported)

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street, Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FSLR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On January 24, 2021, First Solar, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”), by and among Leeward Renewable Energy Development, LLC (“Buyer”), a Delaware limited liability company and portfolio company of OMERS Infrastructure Management Inc., First Solar Electric, LLC (“Seller”), a Delaware limited liability company and wholly-owned subsidiary of the Company, and, solely as a guarantor of Seller, the Company.

On the terms and subject to the conditions set forth in the Agreement, Seller agreed to sell, assign, transfer, convey and deliver to Buyer, and Buyer agreed to purchase and accept from Seller, all of the right, title and interest in and to the equity interests of FS Saguaro, LLC, a Delaware limited liability company and wholly-owned subsidiary of Seller (“Saguaro,” and such transaction, the “Acquisition”). Pursuant to the Acquisition, Buyer has agreed to acquire the Company’s business of developing, contracting for the construction of, and selling utility-scale photovoltaic (“PV”) solar power generating facilities in the United States (the “Development Business”), certain solar modules and certain other safe harbor equipment, excluding certain assets and liabilities related thereto to be retained by the Company or its affiliates. As a result of the Acquisition, Buyer has agreed to acquire approximately 10 gigawatts (“GW”)AC of solar projects, which includes the Rabbitbrush, Madison, Oak Trail, Horizon, and Ridgely projects that are expected to commence construction in the next two years, as well as the 30 megawatts (“MW”)AC Barilla Solar project, which is operational. The Company will retain 1.1 GWAC of projects in the United States that are expected to be sold separately. Pursuant to the Agreement, the purchase price is approximately $261 million, subject to certain customary adjustments, which is inclusive of the Development Business, 392 MWDC of solar modules (comprising 242 MWDC of First Solar Series 4 modules safe harbored under the solar Investment Tax Credit (“ITC”) program and 150 MWDC of First Solar Series 6 modules), and certain other safe harbor equipment.

Seller and Buyer each have made customary representations, warranties and covenants in the Agreement. Among other things, Seller has agreed, subject to certain exceptions, to conduct the Development Business in the ordinary course of business in all material respects, from the date of the Agreement until the closing of the Acquisition, and not to take certain actions prior to the closing of the Acquisition without the prior written consent of Buyer (which consent is not to be unreasonably withheld, conditioned or delayed). Seller has made certain additional customary covenants, including, subject to certain exceptions: (1) for a period of two years, not to compete with Buyer with respect to the business of developing, contracting for the construction of, and selling utility-scale PV solar power generating facilities in the United States, and (2) for a period of two years, not to solicit former employees of the Company or its affiliates that become employees of Buyer or its affiliates in connection with the Acquisition. Prior to, and as a condition to, the closing of the Acquisition, the Company has agreed to, and to cause its affiliates to, transfer certain assets and liabilities related to the Development Business to FS Saguaro or its subsidiaries (the “Reorganization”). In addition, subject to the terms of the Agreement, Seller and Buyer have agreed to use reasonable best efforts to obtain all required regulatory approvals, including clearance under federal antitrust laws and certain approvals by federal regulatory bodies, subject to certain exceptions. The Company has agreed to provide an unconditional and irrevocable guarantee to Buyer of Seller’s obligations under the Agreement.

Under the Agreement, Seller has agreed to indemnify Buyer for certain losses, including losses arising out of Seller’s breach of its covenants contained in the Agreement, any indebtedness of Saguaro and its subsidiaries outstanding as of immediately prior to the closing of the Acquisition and liabilities related to the Company or the retained business of the Company. In addition, Buyer has agreed to indemnify Seller for certain losses, including losses arising out of Buyer’s breach of its covenants contained in the Agreement and certain liabilities of Seller and its affiliates related to the Development Business (subject to certain exclusions) or the conduct or operation of the Development Business by Buyer or its affiliates after the closing of the Acquisition.

Subject to closing of the Acquisition, Buyer has agreed to purchase 650 MWDC of the Company’s Series 6 modules for future development opportunities (inclusive of 150 MWDC of Series 6 modules referenced above). Buyer’s acquisition of the Development Business also includes purchase orders for 888 MWDC of Series 6 modules for the five development projects referenced above. In total, upon closing, Buyer’s acquisition of the Development Business will comprise the acquisition of projects with module purchase orders, together with the entry into additional purchase orders, of approximately 1.8 GWDC of First Solar PV modules.

Consummation of the Acquisition is subject to satisfaction or waiver of certain conditions, including, among others: (1) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (2) a final order from the Federal Energy Regulatory Commission approving the Acquisition, (3) clearance in respect of the Acquisition from the Committee on Foreign Investment in the United States, (4) the completion of the Reorganization, (5) the accuracy of each party’s representations and warranties, subject to materiality qualifiers, and each party’s compliance in all material respects with its obligations and covenants under the Agreement, and (6) the absence of a material adverse effect with respect to the Development Business and FS Saguaro and its subsidiaries.

The Agreement contains certain termination rights for both Seller and Buyer, including if the Acquisition is not consummated by April 30, 2021 (subject to the possible extension to June 30, 2021 if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, have been satisfied).

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full terms of the Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021.

On January 25, 2021, the Company issued a press release announcing the signing of the Agreement and the solar modules order. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This report includes various “forward-looking statements” which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning (i) the Company’s entry into a definitive agreement to sell a project development platform of approximately 10 GWAC, as well as a related sale of 650 MWDC of PV modules, which is subject to the closing of the Acquisition, and (ii) the Company’s retention of 1.1 GWAC of projects in the United States that are expected to be sold separately. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on the Company’s current expectations and the Company’s projections about future events and therefore speak only as of the date of this report. You should not place undue reliance on these forward-looking statements. The Company undertakes no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the expected timing and likelihood of completion of the transaction, including the timing, receipt and terms and conditions of any required governmental approvals related to the transaction that could cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the risk that the parties may not be able to satisfy the conditions to the transaction in a timely manner or at all; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of the Company’s most recent Annual Report on Form 10-K and the Company’s subsequently filed Quarterly Reports on Form 10-Q, as supplemented by the Company’s other filings with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of First Solar, Inc. dated January 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: January 25, 2021	By:	/s/ JASON DYMBORT
	Name:	Jason Dymbort
	Title:	General Counsel & Secretary

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